RELIABILITY INCORPORATED

                               Exhibit 23.2

                      CONSENT OF INDEPENDENT AUDITORS







      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Reliability Incorporated Amended and Restated 1997 Stock Option Plan of our report dated January 28, 2000, with respect to the consolidated financial statements and schedule of Reliability Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.






                                          BY/s/ERNST & YOUNG LLP


Houston, Texas
May 9, 2000
















S8x23.2